Exhibit 99.1

JFrog Announces Second Quarter Fiscal 2022 Results

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Total Revenues of $67.8m; up 39% Year-over-Year
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Cloud Revenues Up 68% Year-over-Year; driven by increased demand for hybrid and multi-cloud
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Customers over $100k grew 56% Year-over-Year driven by Platform adoption
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Advanced Security Package announced, including new functionalities from Vdoo acquisition and market demands

SUNNYVALE, Calif., August 3, 2022 -- JFrog Ltd. (“JFrog”) (Nasdaq: FROG), the Liquid Software company and creators of the JFrog DevOps Platform, today announced financial results for its second quarter ended June 30, 2022.

“During the second quarter, we delivered and exceeded our commitments to the market. Revenue growth in our cloud business accelerated sequentially, showing that hybrid and multi-cloud DevOps is what enterprises are driving at scale. We believe that our success in the second quarter provides further validation that the JFrog Platform is the backbone of their software supply chain,” said Shlomi Ben Haim, JFrog Co-founder and CEO. “We remain laser-focused on making our Liquid Software vision a reality. We are investing in binary lifecycle solutions, uncompromised security across all DevOps stages, and delivering software updates to the distributed network of edge devices - all in one Platform.”

Second Quarter Financial Highlights

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Revenue for the second quarter of 2022 equaled $67.8 million, an increase of 39% compared to the year ago period.
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GAAP Gross Profit was $52.6 million; GAAP Gross Margin was 77.5%.
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Non-GAAP Gross Profit was $56.8 million; Non-GAAP Gross Margin was 83.7%.
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GAAP Operating Loss was ($22.4) million; GAAP Operating Margin was negative (33.0%).
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Non-GAAP Operating Loss was ($2.0) million; Non-GAAP Operating Margin was (3.0%).
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GAAP Net Loss Per Share was ($0.24); Non-GAAP Net Loss Per Share was ($0.02).
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Operating Cash Flow was $4.0 million, with Free Cash Flow of $3.0 million.
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Cash, Cash Equivalents and Investments were $430.2 million as of June 30, 2022.

Recent Business & Product Highlights

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Cloud revenue equaled $19.2 million during the second quarter of 2022, an increase of 68% over the year ago period. Cloud revenue represented 28% of total revenue, compared to 24% in the year ago period.
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Net Dollar Retention rate for the trailing four quarters was 132%.
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$100K ARR customers increased 56% year-over-year to 647 customers, compared with 415 in the year ago period.
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$1 million ARR customers increased 42% year-over-year to 17 customers, up from 12 customers as of June 30, 2021.
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Customers adopting the complete JFrog Platform represented 36% of total revenue versus 32% in the year ago period.
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Announced new advanced security innovations demonstrating the integration and collaboration following the acquisition of Vdoo and the first delivery of an additional security offering.
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Delivered JFrog Connect, a new solution designed to help developers update, manage, monitor and secure OTA software updates on devices.

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Announced new integrations for JFrog Artifactory and JFrog Xray with industry leaders ServiceNow's Lightstep and Microsoft Teams to create a DevOps environment from developers to the runtime that delivers coexisting best-of-breed products that avoid vendor lock-in.

Third Quarter and Fiscal Year 2022 Outlook

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Third Quarter 2022 Outlook:
o
Revenue between $70.5 million and $71.5 million
o
Non-GAAP operating income between ($0.5) million and $0.5 million
o
Non-GAAP net income per diluted share between ($0.01) and $0.01, assuming approximately 106 million weighted average diluted shares outstanding
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Fiscal Year 2022 Outlook:
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Revenue between $278.5 million to $280.5 million
o
Non-GAAP operating income between ($1.0) million and $1.0 million
o
Non-GAAP net income per diluted share between ($0.01) and $0.01, assuming approximately 107 million weighted average diluted shares outstanding

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

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Event: JFrog’s Second Quarter Fiscal 2022 Financial Results Conference Call
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Date: Wednesday, August 3rd, 2022
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Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations.

About JFrog

JFrog Ltd. (Nasdaq: FROG), is on a mission to power all the world’s software updates, driven by a “Liquid Software” vision to allow the seamless, secure, fearless flow of binaries from developers to the edge. The JFrog DevOps Platform enables software creators to power their entire software supply chain throughout the full binary lifecycle, so they can build, secure, distribute, and connect any source with any production environment. JFrog’s hybrid, universal, multi-cloud DevOps platform is available as both self-hosted and SaaS services across major cloud service providers. Millions of users and thousands of customers worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation. Once you leap forward, you won’t go back! Learn more at jfrog.com and follow us on Twitter: @JFrog.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the third quarter and for the full year of 2022, our leadership position in the markets in which we participate, our ability to drive growth, our expectations regarding the market and revenue potential for JFrog Artifactory, JFrog Xray, JFrog Distribution and JFrog Connect, including the efficacy and benefit of integrating of any of the foregoing with other products and platform, the growth potential of our cloud business, including hybrid and multi-cloud, our ability to provide effective tools and solutions to detect and remediate security vulnerabilities, the ability of our strategic sales team to grow the business across top-tier accounts, our ability to expand usage of our platform in the government and commercial sectors, our ability to successfully integrate acquisitions into our business operations, including the DevOps platform, and realize anticipated benefits and synergies from such acquisitions, our ability to contribute data to global security standards bodies, and our ability to innovate and meet market demands and the software supply chain needs of our customers. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from recent acquisitions into our offerings; our ability to provide continuity to our respective customers following our acquisitions, and our ability to realize innovations following the acquisition; general market, political, economic, and business conditions; and the duration and impact of the COVID-19 pandemic. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2021, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs; (4) legal settlement costs and (5) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Legal settlement costs. From time to time JFrog incurs charges related to litigation settlements. We exclude these charges and related professional service costs when associated with a significant settlement because they are not reflective of JFrog’s ongoing business and operating results.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. Diluted GAAP and non-GAAP weighted-average shares are the same, except in periods that there is a GAAP loss and a non-GAAP income. The non-GAAP weighted-average shares used to compute the non-GAAP net income per share - diluted are adjusted to reflect dilution equal to the dilutive impact had there been GAAP income.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

Jeff Schreiner

jeffs@jfrog.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Subscription—self-managed and SaaS	$63,679	$45,312	$122,748	$86,650
License—self-managed	4,128	3,345	8,755	7,094
Total subscription revenue	67,807	48,657	131,503	93,744
Cost of revenue:
Subscription—self-managed and SaaS(1)(2)(3)	15,024	8,881	28,667	17,117
License—self-managed(3)	220	190	440	381
Total cost of revenue—subscription	15,244	9,071	29,107	17,498
Gross profit	52,563	39,586	102,396	76,246
Operating expenses:
Research and development(1)(2)	28,945	16,688	56,046	30,524
Sales and marketing(1)(2)(3)	31,991	22,026	61,171	41,791
General and administrative(1)(2)(4)	14,037	15,103	26,728	28,774
Total operating expenses	74,973	53,817	143,945	101,089
Operating loss	(22,410)	(14,231)	(41,549)	(24,843)
Interest and other income, net	517	346	790	706
Loss before income taxes	(21,893)	(13,885)	(40,759)	(24,137)
Income tax expense (benefit)	1,880	(736)	2,718	(3,093)
Net loss	$(23,773)	$(13,149)	$(43,477)	$(21,044)
Net loss per share, basic and diluted	$(0.24)	$(0.14)	$(0.44)	$(0.23)
Weighted-average shares used in computing net loss per share, basic and diluted	98,956	93,666	98,423	93,175

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$1,613	$824	$2,919	$1,586
Research and development	5,330	2,680	10,462	4,509
Sales and marketing	4,792	3,522	9,547	6,245
General and administrative	3,342	7,078	6,223	13,514
Total share-based compensation expense	$15,077	$14,104	$29,151	$25,854

(2) Includes acquisition-related costs as follows:
Cost of revenue: subscription–self-managed and SaaS	$6	$—	$13	$—
Research and development	2,149	351	4,524	702
Sales and marketing	112	—	236	—
General and administrative	68	361	234	361
Total acquisition-related costs	$2,335	$712	$5,007	$1,063

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: subscription–self-managed and SaaS	$2,386	$—	$4,772	$—
Cost of revenue: license—self-managed	220	190	440	381
Sales and marketing	236	182	472	364
Total amortization expense of acquired intangible assets	$2,842	$372	$5,684	$745

(4) Includes legal settlement costs as follows:
General and administrative	$122	$—	$216	$—

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$55,194	$68,284
Short-term investments	374,957	352,844
Accounts receivable, net	53,004	50,483
Deferred contract acquisition costs	6,643	5,271
Prepaid expenses and other current assets	20,390	22,140
Total current assets	510,188	499,022
Property and equipment, net	7,650	6,689
Deferred contract acquisition costs, noncurrent	11,354	9,120
Operating lease right-of-use assets	25,585	25,999
Intangible assets, net	42,296	47,980
Goodwill	247,955	247,776
Other assets, noncurrent	12,649	15,942
Total assets	$857,677	$852,528
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$13,332	$10,868
Accrued expenses and other current liabilities	34,641	27,954
Operating lease liabilities	7,035	7,293
Deferred revenue	138,721	129,149
Total current liabilities	193,729	175,264
Deferred revenue, noncurrent	18,346	17,957
Operating lease liabilities, noncurrent	18,034	20,014
Other liabilities, noncurrent	2,144	712
Total liabilities	232,253	213,947
Shareholders’ equity:
Share capital	278	272
Additional paid-in capital	811,961	776,690
Accumulated other comprehensive income (loss)	(4,346)	611
Accumulated deficit	(182,469)	(138,992)
Total shareholders’ equity	625,424	638,581
Total liabilities and shareholders’ equity	$857,677	$852,528

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(23,773)	$(13,149)	$(43,477)	$(21,044)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,572	1,076	7,091	2,082
Share-based compensation expense	15,077	14,104	29,151	25,854
Non-cash operating lease expense	1,796	1,380	3,602	2,658
Net amortization of premium or discount on investments	760	1,543	2,388	2,886
Changes in operating assets and liabilities:
Accounts receivable	(3,615)	15,353	(2,521)	978
Prepaid expenses and other assets	5,025	1,013	4,136	(1,373)
Deferred contract acquisition costs	(1,549)	(896)	(3,606)	(2,280)
Accounts payable	1,267	785	2,227	(169)
Accrued expenses and other liabilities	3,933	1,048	5,457	4,706
Operating lease liabilities	(3,225)	(1,275)	(5,426)	(2,642)
Deferred revenue	4,684	(1,809)	9,961	16,328
Net cash provided by operating activities	3,952	19,173	8,983	27,984
Cash flows from investing activities:
Purchases of short-term investments	(89,068)	(62,634)	(181,279)	(151,214)
Maturities and sales of short-term investments	81,232	164,129	155,869	225,954
Purchases of property and equipment	(988)	(1,139)	(2,131)	(2,274)
Payments related to business combinations	—	—	(179)	—
Prepayment for purchase of intangible asset	—	(600)	—	(600)
Net cash provided by (used in) investing activities	(8,824)	99,756	(27,720)	71,866
Cash flows from financing activities:
Proceeds from exercise of share options	1,078	1,316	2,873	3,606
Proceeds from employee share purchase plan	—	—	3,253	—
Payments to tax authorities from employee equity transactions, net	(602)	(7,699)	(495)	(8,707)
Net cash provided by (used in) financing activities	476	(6,383)	5,631	(5,101)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(4,396)	112,546	(13,106)	94,749
Cash, cash equivalents, and restricted cash—beginning of period	59,830	146,942	68,540	164,739
Cash, cash equivalents, and restricted cash—end of period	$55,434	$259,488	$55,434	$259,488
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$55,194	$259,220	$55,194	$259,220
Restricted cash included in prepaid expenses and other current assets	13	13	13	13
Restricted cash included in other assets, noncurrent	227	255	227	255
Total cash, cash equivalents, and restricted cash	$55,434	$259,488	$55,434	$259,488

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$52,563	$39,586	$102,396	$76,246
Plus: Share-based compensation expense	1,613	824	2,919	1,586
Plus: Acquisition-related costs	6	—	13	—
Plus: Amortization of acquired intangibles	2,606	190	5,212	381
Non-GAAP gross profit	$56,788	$40,600	$110,540	$78,213
GAAP gross margin	77.5%	81.4%	77.9%	81.3%
Non-GAAP gross margin	83.7%	83.4%	84.1%	83.4%

Reconciliation of operating expenses
GAAP research and development	$28,945	$16,688	$56,046	$30,524
Less: Share-based compensation expense	(5,330)	(2,680)	(10,462)	(4,509)
Less: Acquisition-related costs	(2,149)	(351)	(4,524)	(702)
Non-GAAP research and development	$21,466	$13,657	$41,060	$25,313

GAAP sales and marketing	$31,991	$22,026	$61,171	$41,791
Less: Share-based compensation expense	(4,792)	(3,522)	(9,547)	(6,245)
Less: Acquisition-related costs	(112)	—	(236)	—
Less: Amortization of acquired intangibles	(236)	(182)	(472)	(364)
Non-GAAP sales and marketing	$26,851	$18,322	$50,916	$35,182

GAAP general and administrative	$14,037	$15,103	$26,728	$28,774
Less: Share-based compensation expense	(3,342)	(7,078)	(6,223)	(13,514)
Less: Acquisition-related costs	(68)	(361)	(234)	(361)
Less: Legal settlement costs	(122)	—	(216)	—
Non-GAAP general and administrative	$10,505	$7,664	$20,055	$14,899

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(22,410)	$(14,231)	$(41,549)	$(24,843)
Plus: Share-based compensation expense	15,077	14,104	29,151	25,854
Plus: Acquisition-related costs	2,335	712	5,007	1,063
Plus: Amortization of acquired intangibles	2,842	372	5,684	745
Plus: Legal settlement costs	122	—	216	—
Non-GAAP operating income (loss)	$(2,034)	$957	$(1,491)	$2,819
GAAP operating margin	(33.0)%	(29.2)%	(31.6)%	(26.5)%
Non-GAAP operating margin	(3.0)%	2.0%	(1.1)%	3.0%

Reconciliation of net income (loss)
GAAP net loss	$(23,773)	$(13,149)	$(43,477)	$(21,044)
Plus: Share-based compensation expense	15,077	14,104	29,151	25,854
Plus: Acquisition-related costs	2,335	712	5,007	1,063
Plus: Amortization of acquired intangibles	2,842	372	5,684	745
Plus: Legal settlement costs	122	—	216	—
Less: Income tax effects	1,201	(1,160)	1,381	(3,896)
Non-GAAP net income (loss)	$(2,196)	$879	$(2,038)	$2,722
Net income per share - basic	$(0.02)	$0.01	$(0.02)	$0.03
Net income per share - diluted	$(0.02)	$0.01	$(0.02)	$0.03
Shares used in non-GAAP net income per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	98,956	93,666	98,423	93,175
Add: Dilutive ordinary share equivalents(1)	—	9,091	—	9,873
Non-GAAP weighted-average shares used to compute net income (loss) per share - diluted	98,956	102,757	98,423	103,048

(1) Potentially dilutive shares are excluded in calculating the non-GAAP diluted shares for the three and six months ended June 30, 2022 as the inclusion of such shares would have been anti-dilutive due to net loss in these periods.

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow

(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$3,952	$19,173	$8,983	$27,984
Less: purchases of property and equipment	(988)	(1,139)	(2,131)	(2,274)
Free cash flow	$2,964	$18,034	$6,852	$25,710